Exhibit 99.1

Chimera Investment Corporation Reports 2nd Quarter 2009 Core EPS of $0.10

NEW YORK--(BUSINESS WIRE)--July 29, 2009--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended June 30, 2009, of $48.9 million or $0.10 per average share as compared to Core Earnings for the quarter ended June 30, 2008, of $6.9 million or $0.18 per average share and Core Earnings for the quarter ended March 31, 2009, of $15.4 million or $0.09 per average share. “Core Earnings” represents a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, gains or losses on sales of securities and terminations of interest rate swaps and unrealized gains or losses on interest rate swaps. The Company reported GAAP net income of $51.6 million or $0.10 per average share for the quarter ended June 30, 2009, as compared to GAAP net income of $33.9 million or $0.87 per average share for the quarter ended June 30, 2008, and GAAP net income of $18.9 million or $0.11 per average share for the quarter ended March 31, 2009.

The Company declared common stock dividends of $0.08, $0.16, and $0.06 per share for the quarters ended June 30, 2009, June 30, 2008, and March 31, 2009, respectively. The annualized dividend yield on the Company’s common stock for the second quarter, based on the June 30, 2009, closing price of $3.49, was 9.17%. On a Core Earnings basis, the Company provided an annualized return on average equity of 16.45%, 6.88%, and 14.50% for the quarters ended June 30, 2009, June 30, 2008, and March 31, 2009, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 17.36%, 33.60% and 17.82%, for the quarters ended June 30, 2009, June 30, 2008, and March 31, 2009, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of Chimera, commented on the quarter’s results. “Chimera’s capital-raising during the quarter has enabled the company to take advantage of available investment opportunities and position the portfolio for long-term performance. The market environment for our asset class continues to evolve, and we remain focused on evaluating conditions from technical, fundamental and policy perspectives.”

For the quarter ended June 30, 2009, the annualized yield on average earning assets was 6.83% and the annualized cost of funds on the average borrowed funds balance was 2.40% for an interest rate spread of 4.43%. This is a 378 basis point increase over the annualized interest rate spread for the quarter ended June 30, 2008, and a 147 basis point increase over the interest rate spread for the quarter ended March 31, 2009. The weighted average yield on assets was 10.29% and the weighted average cost of funds was 1.78% at June 30, 2009. The weighted average yield on assets was 6.18% and the weighted average cost of funds was 5.35% at June 30, 2008. The weighted average yield on assets was 7.21% and the weighted average cost of funds was 3.57% at March 31, 2009. Leverage was 1.0:1, 3.6:1, and 2.4:1 at June 30, 2009, June 30, 2008, and March 31, 2009, respectively.

Residential mortgage-backed securities comprised approximately 90.0%, 61.8%, 71.6% of the Company’s investment portfolio at June 30, 2009, June 30, 2008 and March 31, 2009, respectively. The balance of the portfolio was comprised of mortgage loans held for investment and loans collateralizing secured debt.

The following table summarizes portfolio information for the Company:

	For the Quarter Ended June 30, 2009	For the Quarter Ended June 30, 2008	For the Quarter Ended March 31, 2009
	(dollars in thousands)

Interest earning assets at period-end	$4,166,731	$1,880,249	$1,651,687
Interest bearing liabilities at period-end	$1,943,413	$1,413,486	$1,033,094
Leverage at period-end	1.0:1	3.6:1	2.4:1

Portfolio Composition:
Non-Agency MBS	55.5%	61.8%	54.2%
Agency MBS	34.5%	-	17.4%
Residential mortgage loans	-	7.7%	-
Secured loans	10.0%	30.5%	28.4%
Fixed-rate % of portfolio	59.7%	20.0%	35.8%
Adjustable-rate % of portfolio	40.3%	80.0%	64.2%
Annualized yield on average earning assets during the period	6.83%	6.18%	6.44%
Annualized cost of funds on average borrowed funds during the period	2.40%	5.53%	3.48%
Weighted average yield on assets at period-end	10.29%	6.18%	7.21%
Weighted average cost of funds at period-end	1.78%	5.35%	3.57%
The following table summarizes characteristics for each asset class:

	Non-Agency Mortgage-Backed Securities	Agency Mortgage-Backed Securities	Secured Loans

Weighted average cost basis	66.59	103.61	101.02
Weighted average fair value	59.26	103.39	101.02
Weighted average coupon	5.84%	5.52%	5.94%
Fixed-rate % of portfolio	20.8%	34.5%	4.4%
Adjustable-rate % of portfolio	34.7%	-	5.6%
Weighted average yield on assets at period-end	14.85%	4.39%	5.24%
Weighted average cost of funds at period-end	1.79%	0.49%	5.64%

The Company’s portfolio is comprised of residential mortgage-backed securities and securitized whole residential mortgage loans. During the quarter ended June 30, 2009, the Company recorded a loan loss provision in general and administrative expenses of $1.1 million as compared to a reduction to its loan loss provision of $15 thousand for the quarter ended June 30, 2008, and a loan loss provision of $234 thousand for the quarter ended March 31, 2009. As of June 30, 2009, the Company’s 60-day plus delinquent loans totaled 1.05% of its $530.6 million portfolio of securitized loans. There were no loans in the 60-day plus delinquent loan category at June 30, 2008. As of March 31, 2009, the Company’s 60-day plus delinquent loan category totaled 0.10% of its $565.9 million portfolio of securitized loans. As of June 30, 2009, loans in foreclosure totaled 0.49% of its $530.6 million portfolio of securitized loans. There were no loans in foreclosure as of June 30, 2008, or March 31, 2009.

The Constant Prepayment Rate on the Company’s portfolio was 19%, 12%, and 12% during the quarters ended June 30, 2009, June 30, 2008, and March 31, 2009, respectively. The weighted average cost basis of the portfolio was 82.8,100.9, and 96.3 as of June 30, 2009, June 30, 2008, and March 31, 2009, respectively. The net accretion of discounts was $13.6 million, $318 thousand, and $1.3 million for the quarters ended June 30, 2009, June 30, 2008, and March 31, 2009, respectively. The total net discount remaining was $913.5 million, $1.6 million and $68.3 million at June 30, 2009, June 30, 2008, and March 31, 2009, respectively.

General and administrative expenses, including the base management fee, as a percentage of average interest earning assets were 0.83%, 0.71%, and 0.86% for the quarters ended June 30, 2009, June 30, 2008, and March 31, 2009, respectively. At June 30, 2009, June 30, 2008, and March 31, 2009, the Company had a common stock book value per share of $2.90, $9.94, and $2.44, respectively.

On April 15, 2009 the Company announced the sale of 235,000,000 shares of common stock at $3.00 per share for estimated proceeds, less the underwriters’ discount and offering expenses, of $674.8 million. Immediately following the sale of these shares, Annaly Capital Management, Inc. purchased 24,955,752 shares at the same price per share as the public offering, for proceeds of approximately $74.9 million. In addition, on April 16, 2009, the underwriters exercised the option to purchase up to an additional 35,250,000 shares of common stock to cover over-allotments for proceeds, less the underwriters’ discount, of approximately $101.3 million. These sales were completed on April 21, 2009. In all, the Company raised net proceeds of approximately $850.9 million in these offerings.

On May 27, 2009 the Company announced the sale of 168,000,000 shares of common stock at $3.22 per share for estimated proceeds, less the underwriters’ discount and offering expenses, of $519.3 million. Immediately following the sale of these shares, Annaly Capital Management, Inc. purchased 4,724,017 shares at the same price per share as the public offering, for proceeds of approximately $15.2 million. In addition, the underwriters exercised the option to purchase up to an additional 25,200,000 shares of common stock to cover over-allotments for proceeds, less the underwriters’ discount, of approximately $77.9 million. These sales were completed on June 2, 2009. In all, the Company raised net proceeds of approximately $612.4 million in these offerings.

Chimera is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company and currently has 670,324,854 shares of common stock outstanding.

The Company will hold the second quarter 2009 earnings conference call on Thursday, July 30, 2009, at 11:30 a.m. EST. The number to call is 866-383-8108 for domestic calls and 617-597-5343 for international calls and the pass code is 19630356. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 49820576. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the e-mail distribution list, please visit www.chimerareit.com, click on Investor Relations, then E-Mail Alert, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, including the Treasury’s plan to buy Agency RMBS, the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program; our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	June 30, 2009 (unaudited)	March 31, 2009 (unaudited)	December 31, 2008 (1)	September 30, 2008 (unaudited)	June 30, 2008 (unaudited)

ASSETS

Cash and cash equivalents	$ 13,121	$ 12,200	$ 27,480	$ 6,167	$ 49,889
Restricted cash	-	-	-	-	29,507
Non-Agency Mortgage-Backed Securities, at fair value	1,746,543	720,936	613,105	759,378	1,116,586
Agency Mortgage-Backed securities, at fair value	1,889,550	364,856	242,362	-	-
Loans held for investment, net of allowance for loan losses of $0, $0, $0, $0, and $546 thousand, respectively	-	-	-	-	150,083
Securitized loans held for investment, net of allowance for loan losses of $3.0 million, $1.9 million, $1.6 million, $681 thousand, and $1.3 million, respectively	530,638	565,895	583,346	598,014	613,580
Accrued interest receivable	27,055	11,212	9,951	8,212	9,863
Other assets	798	949	1,257	456	1,648

Total assets	$ 4,207,705	$ 1,676,048	$ 1,477,501	$ 1,372,227	$ 1,971,156

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$ 1,377,148	$ 107,446	$ -	$ -	$ 859,125
Repurchase agreements with affiliates	123,483	452,480	562,119	619,657	49,964
Securitized debt	442,782	473,168	488,743	500,688	504,397
Payable for investments purchased	270,735	193,973	-	-	146,824
Accrued interest payable	2,801	2,468	2,465	2,579	3,518
Dividends payable	37,705	10,566	7,040	6,048	6,044
Accounts payable and other liabilities	487	538	387	632	1,312
Interest rate swaps, at fair value	-	-	-	-	10,065
Investment management fee payable to affiliate	5,955	2,583	2,292	1,681	2,228

Total liabilities	2,261,096	1,243,222	1,063,046	1,131,285	1,583,477

Stockholders’ Equity:
Common stock: par value $0.01 per share; 1,000,000,000 authorized, 670,325,786, 177,196,945, 177,198,212, 38,992,893, and 38,999,850 outstanding, respectively	6,692	1,761	1,760	378	378
Additional paid-in capital	2,290,308	832,070	831,966	533,220	533,026
Accumulated other comprehensive loss	(220,029)	(256,705)	(266,668)	(138,307)	(104,981)
Accumulated deficit	(130,362)	(144,300)	(152,603)	(154,349)	(40,744)

Total stockholders’ equity	1,946,609	432,826	414,455	240,942	387,679

Total liabilities and stockholders’ equity	$ 4,207,705	$ 1,676,048	$ 1,477,501	$ 1,372,227	$ 1,971,156

(1) Derived from the audited consolidated financial statements at December 31, 2008.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the Quarter Ended June 30, 2009	For the Quarter Ended March 31, 2009	For the Quarter Ended December 31, 2008	For the Quarter Ended September 30, 2008	For the Quarter Ended June 30, 2008

Interest income	$ 65,077	$ 28,007	$ 23,656	$ 23,458	$ 29,951
Interest expense	8,313	9,042	10,954	15,543	20,025

Net interest income	56,764	18,965	12,702	7,915	9,926

Other-than-temporary impairment losses	(8,575)	-	-	-	-
Portion of other-than-temporary impairment losses recognized in other comprehensive income (loss)	2,080	-	-	-	-
Net other-than-temporary impairment losses	(6,495)	-	-	-	-
Unrealized gains on interest rate swaps	-	-	-	10,065	25,584
Realized gains (losses) on sales of investments	9,321	3,627	-	(113,130)	1,644
Realized (losses) gains on terminations of interest rate swaps	-	-	-	(10,460)	123

Net Investment Income (Expense)	59,590	22,592	12,702	(105,610)	37,277

Expenses
Management fee	5,955	2,583	2,292	1,681	2,228
Provision for loan losses	1,130	234	940	(563)	(15)
General and administrative expenses	861	905	686	816	1,167
Total expenses	7,946	3,722	3,918	1,934	3,380

Income (loss) before income taxes	51,644	18,870	8,784	(107,544)	33,897

Income taxes	-	1	(3)	12	-

Net income (loss)	$ 51,644	$ 18,869	$ 8,787	($ 107,556)	$ 33,897

Net income (loss) per share – basic and diluted	$ 0.10	$ 0.11	$ 0.07	($ 2.76)	$ 0.87

Weighted average number of shares outstanding – basic and diluted	503,110,132	177,196,959	135,115,190	38,992,893	38,999,850

Net income (loss)	$ 51,644	$ 18,869	$ 8,787	($ 107,556)	$ 33,897
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	45,996	13,590	(128,361)	(146,456)	(58,051)
Reclassification adjustment for realized (gains) losses included in income	(9,321)	(3,627)	-	113,130	(1,644)
Other comprehensive income (loss)	36,675	9,963	(128,361)	(33,326)	(59,695)
Comprehensive income (loss)	$ 88,319	$ 28,832	($ 119,574)	($ 140,882)	($ 25,798)

CONTACT:
Investor Relations
1-866-315-9930
www.chimerareit.com